UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2019

Univar Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37443	26-1251958
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

3075 Highland Parkway, Suite 200

Downers Grove, IL 60515

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (331) 777-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	UNVR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 31, 2019, Mr. Stephen D. Newlin notified the Board of Directors (the “Board”) of Univar Solutions Inc. (the “Company”) that he has elected to retire as an employee of the Company and from his position as Executive Chairman of the Board effective December 31, 2019. Mr. Newlin will continue to serve as Non-Executive Chairman of the Board until the May 2020 annual shareholder meeting, at which time he intends to stand for reelection as a director. Christopher D. Pappas, currently the Lead Director of the Board, is expected to succeed Mr. Newlin as the Chairman of the Board as of the 2020 annual shareholder meeting.

The above decisions were not the result of any disagreement with management or the Board related to the Company’s operations, policies or practices.

A copy of the press release relating to these changes is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Univar Solutions Inc. Press Release dated November 1, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2019	Univar Solutions Inc.

	By:	/s/ Noelle J. Perkins
	Name:	Noelle J. Perkins
	Title:	Senior Vice President, General Counsel and Secretary